Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-203266) of International Game Technology PLC of our report dated April 29, 2016, with respect to the consolidated financial statements and schedule of International Game Technology PLC (successor of GTECH S.p.A.) for the year ended December 31, 2013, included in this Annual Report (Form 20-F) for the year ended December 31, 2015.

/s/ Reconta Ernst & Young S.p.A.

Rome, Italy

April 29, 2016